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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Brightstar Information Technology Group, Inc.

        We consent to the incorporation by reference in this Registration Statement of BrightStar Information Technology Group, Inc. on Form S-8 of our report, dated March 30, 1999, on the consolidated balance sheet of BrightStar Information Technology Group, Inc. as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended September 30, 1997, the three months ended December 31, 1997 and the year ended December 31, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of BrightStar Information Technology Group, Inc. for the year ended December 31, 1999 (of which the 1998 financial statements have been restated and are no longer presented therein).







DELOITTE & TOUCHE LLP

Dallas, Texas
July 24, 2000